NEW JERSEY RESOURCES CORPORATION

EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION

New Jersey Natural Gas Company	New Jersey

NJR Service Corporation	New Jersey

NJR Energy Services Company	New Jersey

NJR Clean Energy Ventures Corporation	New Jersey
Subsidiary:
NJR Clean Energy Ventures II Corporation	New Jersey
Subsidiaries:
Two Dot Wind Farm, LLC (Limited Liability Company)	Delaware
Carroll Area Wind Farm, LLC (Limited Liability Company)	Iowa
Alexander Wind Farm, LLC (Limited Liability Company)	Delaware
Ringer Hill Wind, LLC (Limited Liability Company)	Delaware
Medicine Bow Wind, LLC (Limited Liability Company)	Delaware
Bernards Solar, LLC (Limited Liability Company)	New Jersey

NJR Energy Investments Corporation	New Jersey
Subsidiaries:
NJR Midstream Holdings Corporation	New Jersey
Subsidiaries:
NJNR Pipeline Company	New Jersey
NJR Pipeline Company	New Jersey
NJR Storage Holdings Company	Delaware
Subsidiary:
NJR Steckman Ridge Storage Company	Delaware
Subsidiaries:
Steckman Ridge GP, LLC (Limited Liability Company)	Delaware
Steckman Ridge, LP (Limited Partnership)	Delaware

NJR Retail Holdings Corporation	New Jersey
Subsidiaries:
Commercial Realty and Resources Corporation	New Jersey
Subsidiary:
NJR Energy Corporation	New Jersey
NJR Home Services Company	New Jersey
Subsidiary:
NJR Plumbing Services, Inc	New Jersey